Exhibit 10.1

WRITTEN CONSENT AND VOTING AGREEMENT

This WRITTEN CONSENT AND VOTING AGREEMENT, dated as of December 15, 2010 (this “Agreement”), is made by and among STANLEY BLACK & DECKER, INC., a Connecticut corporation (“Parent”), and HERCULES TECHNOLOGY I, LLC, a Delaware limited liability company, and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (collectively, the “Principal Stockholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, simultaneously with the execution of this Agreement, Parent, InfoLogix, Inc., a Delaware corporation (the “Company”), and ICONIC MERGER SUB, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of the common stock, par value $0.00001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration specified therein;

WHEREAS, as of the date hereof, the Principal Stockholders are the Beneficial Owners of the Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Principal Stockholders agree, and the Principal Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Principal Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

AGREEMENT

Accordingly, in consideration of the mutual representations, warranties, covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
GENERAL

Section 1.1                                      Defined Terms.  Capitalized terms used in this Agreement shall have the meanings set forth below, unless specifically defined elsewhere in this Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(a)                                  “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such specified Person; provided that the Company shall not be deemed an Affiliate of the Principal Stockholders.

(b)                                 “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

(c)                                  “Control” (including the terms “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(d)                                 “Covered Shares” means the Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that the Principal Stockholders have or acquire Beneficial Ownership of on or after the date hereof.

(e)                                  “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

(f)                                    “Existing Shares” means the shares of Company Common Stock that are Beneficially Owned by the Principal Stockholders as of the date hereof, as set forth on Schedule 1 hereto.

(g)                                 “Expiration Date” shall mean the date that the Merger Agreement shall terminate in accordance with its terms.

(h)                                 “Person” means any natural person, corporation, company, partnership, association, joint venture, limited liability company, limited partnership, limited liability partnership, trust, unincorporated organization or other legal entity or organization, including a Governmental Authority.

(i)                                     “Representatives” means the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents, and other representatives of a Person and their Subsidiaries.

(j)                                     “Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person; provided, that the Company shall in no event be deemed a Subsidiary of the Principal Stockholders.

(k)                                  “Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration, but excluding the Merger), by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by operation of law or otherwise).

ARTICLE II
VOTING

Section 2.1                                      Agreement to Vote.

(a)                                  The Principal Stockholders hereby agree that, immediately following the execution and delivery of this Agreement and the Merger Agreement, the Principal Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A attached hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable.

(b)                                 The Principal Stockholders hereby agree that from and after the date hereof until this Agreement is terminated pursuant to Section 5.1, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Principal Stockholders shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i)                                     appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)                                  vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company Organizational Documents) covering all of such Covered Shares (A) in favor of (1) the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and any action reasonably requested by Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, (2) any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for the consideration and vote of the stockholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (B) against any Takeover Proposal and against any other action, agreement or transaction involving the

Company or any of its Subsidiaries that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(c)                                  Notwithstanding anything to the contrary herein, (i) in the event that a vote of the stockholders of the Company is required in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form, or imposes any material restrictions or additional conditions on the receipt, of consideration payable in respect of each share of Common Stock in the Merger or (B) alters or changes any of the terms or conditions of the Merger Agreement if such alteration or change would adversely affect the holders of Company Common Stock in such capacity (each such amendment, an “Adverse Amendment”), the provisions of this Agreement, including this Section 2.1, will not apply with respect to the Principal Stockholders’ vote of the Covered Shares with respect to such vote to amend the Merger Agreement, and (ii) except as set forth in on Attachment A, nothing in this Agreement shall be deemed to require the Principal Stockholders to exercise, exchange or convert any options, warrants, debt or other securities that give the Principal Stockholders the right to acquire any shares of Company Common Stock or to make any other change in the form of the Principal Stockholders’ ownership of the Shares as of the date hereof.

(d)                                 The Principal Stockholders hereby waive, and agree not to exercise or assert, any appraisal or similar rights (including under Section 262 of the Delaware General Corporation Law) in connection with the Merger.

(e)                                  The obligations of the Principal Stockholders specified in Sections 2.1(a) and (b) shall apply prior to the Expiration Date whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(f)                                    Nothing in this Agreement, including this Section 2.1, shall limit or restrict any Affiliate or designee of the Principal Stockholders who serves as a member of the Board of Directors of the Company in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities including, without limitation, taking any action in compliance with Section 5.4 of the Merger Agreement.

Section 2.2                                      No Inconsistent Agreements.  The Principal Stockholders hereby covenant and agree that, except for this Agreement and the Written Consent, the Principal Stockholders (a) have not entered into, and shall not enter into at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Covered Shares with respect to the matters covered by Section 2.1(b)(ii), (b) have not granted, and shall not grant at any time prior to the Expiration Date, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares with respect to the matters covered by Section 2.1(b)(ii), and (c) have not taken and shall not knowingly take any action that would make any representation or warranty of the Principal Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling the Principal Stockholders from performing any of their obligations under this Agreement. The Principal Stockholders hereby represent that all proxies or powers of attorney given by the Principal Stockholders prior to the execution of this Agreement in respect of the voting of the Covered Shares with respect to the matters covered by Section 2.1(b)(ii), if any, are not irrevocable and the Principal Stockholders hereby revoke (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to the Covered Shares with respect to the matters covered by Section 2.1(b)(ii).

Section 2.3                                      Proxy.  The Principal Stockholders hereby jointly and irrevocably appoint as their proxy and attorney-in-fact, Bruce H. Beatt, Esq., the Senior Vice President, General Counsel, and Secretary of Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by Parent, each of them individually with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares in accordance with Section 2.1(b) prior to the Expiration Date at any annual or special meetings of stockholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1(b) is to be considered; provided however, that the Principal Stockholders’ grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, the Principal Stockholders have not delivered to the Secretary of the Company, at least two Business Days prior to the meeting at which any of the matters described in Section 2.1(b) is to be considered, a duly executed irrevocable proxy card directing that the Covered Shares be voted in accordance with Section 2.1(b). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable unless this Agreement is terminated pursuant to Section 5.1, at which time any such proxy shall automatically terminate without any further action by the parties hereto. The Principal Stockholders (solely in their capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to the Principal Stockholders at any time at its sole election by written notice provided to the Principal Stockholders.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1                                      Representations and Warranties of the Principal Stockholders.  The Principal Stockholders, jointly and severally, hereby represent and warrant to Parent as follows:

(a)                                  Authorization; Validity of Agreement; Necessary Action.  Each of the Principal Stockholders is a corporation or limited liability company, as the case may be, duly formed or organized, validly existing, and in good standing under the laws of its jurisdiction of organization or formation. The Principal Stockholders have the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and this Agreement and the transaction contemplated hereby have been duly and validly authorized by all necessary corporate or limited partnership action on the part of the Principal Stockholders. This Agreement has been duly executed and delivered by the Principal Stockholders and, assuming due and valid execution by the other parties hereto, constitutes a legal, valid, and binding obligation of the Principal Stockholders, enforceable against the Principal Stockholders in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other Laws of general applicability related to or affecting the rights and remedies of creditors generally and, as to enforceability, to equity principles of general applicability (the “Bankruptcy and Equity Exception”).

(b)                                 Ownership.  The Existing Shares are, and any additional Covered Shares acquired by the Principal Stockholders from the date hereof through and on the Expiration Date will be, Beneficially Owned and owned of record by the Principal Stockholders. The Principal Stockholders have good and marketable title to the Existing Shares, free and clear of any Encumbrances. As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Principal Stockholders. The Principal Stockholders have and (except as contemplated by this Agreement) will have at all times through the Expiration Date the sole power (i) to control the vote and written consent as contemplated herein, (ii) of disposition, (iii) to issue instructions with respect to the matters set forth in Article II, and (iv) to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares and with respect to any additional Covered Shares acquired by the Principal Stockholders from the date hereof through the Expiration Date.

(c)                                  No Violation.  The execution and delivery of this Agreement by the Principal Stockholders does not, and the performance by the Principal Stockholders of their obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Principal Stockholders or by which any of their assets or properties are bound or any organizational documents of the Principal Stockholders, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Principal Stockholders pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholders are a party or by which the Principal Stockholders and/or any of their assets or properties is bound.

(d)                                 Consents and Approvals.  The execution and delivery of this Agreement by the Principal Stockholders does not, and the performance by the Principal Stockholders of their obligations under this Agreement and the consummation by them of the transactions contemplated hereby will not, require the Principal Stockholders to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than any reports or filings required under state securities Laws or blue sky Laws, the Securities Act or the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby.

(e)                                  Absence of Litigation.  As of the date hereof, there is no Legal Action pending or, to the knowledge of the Principal Stockholders, threatened against or affecting the Principal Stockholders and/or any of their Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Principal Stockholders to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)                                    Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Principal Stockholders.

(g)                                 Reliance by Parent.  The Principal Stockholders understand and acknowledge that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Principal Stockholders and the representations and warranties of the Principal Stockholders contained herein.  The Principal Stockholders understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 3.2                                      Representations and Warranties of Parent. Parent hereby represents and warrants to the Principal Stockholders as follows:

(a)  Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due and valid execution by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)                                 No Violation.  The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement will not, conflict with or violate any Law applicable to Parent or any organizational documents of the Parent.

(c)                                  Consents and Approvals.  The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the consummation by Parent of the transactions contemplated hereby will not, require Parent to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than any reports or filings required under state securities Laws or blue sky Laws, the Securities Act or the Exchange Act as may be required in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby.

(d)                                 Absence of Litigation.  As of the date hereof, there is no Legal Action pending or, to the knowledge of Parent, threatened against or affecting Parent and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of Parent to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)                                  Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Parent.

ARTICLE IV
OTHER COVENANTS

Section 4.1                                      Prohibition on Transfers; Other Actions. Until the Expiration Date, the Principal Stockholders agree that they shall not (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein; (b) exercise its rights to cause the filing of a registration statement with the SEC covering the resale of any of the Covered Shares; or (c) enter into any agreement, arrangement or understanding with any Person with respect to any Transfer of the Covered Shares. Any Transfer in violation of this provision shall be void ab initio.  The Principal Stockholders agree that they shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Covered Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of the Covered Shares.

Section 4.2                                      Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.3                                      No Solicitation; Support of Acquisition Proposals.

(a)                                  Except as set forth in this Section 4.3, the Principal Stockholders shall, and shall direct their respective Affiliates and Representatives to, cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to a Takeover Proposal. From the date of this Agreement until the date the Expiration Date, except as permitted by Section 4.3(b), the Principal Stockholders agree that they shall not, and shall not authorize their respective Affiliates and Representatives to, (i) solicit, make, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or providing access to the properties, books, records or personnel of the Company or any of its Subsidiaries) any inquiries regarding, or the making of any proposal or offer that constitutes a Takeover Proposal, or (ii) have any discussions (other than to state that the Principal Stockholders are not permitted to have discussions) or participate in any negotiations regarding a Takeover Proposal, or execute or enter into any Contract with respect to a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal, or approve or recommend a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal or any Contract, letter of intent or agreement in principle with respect to a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal.

(b)                                 Notwithstanding anything to the contrary in this Agreement, at any time the Company is permitted to take the actions set forth in Section 5.4(b) of the Merger Agreement with respect to a Takeover Proposal, the Principal Stockholders and their Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding such Takeover Proposal with the Person making such Takeover Proposal, provided that the Principal Stockholders have not breached this Section 4.3.

(c)                                  For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of the Principal Stockholders, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Principal Stockholders.

Section 4.4                                      No Acquisitions.  Except as set forth on Attachment A hereto, the Principal Stockholders agree not to purchase, acquire or beneficially own any additional shares of Company Common Stock or other securities of the Company on or after the date hereof, including by or pursuant to the exchange or conversion of options, warrants, debt or other securities convertible into or giving the Principal Stockholders the right to acquire any shares of Company Common Stock.

Section 4.5                                      Disclosure.  Subject to reasonable prior notice and approval (not to be unreasonably withheld or delayed) of the Principal Stockholders, the Principal Stockholders hereby authorize the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement the Principal Stockholders’ identity and ownership of the Covered Shares and the nature of the Principal Stockholders’ obligations under this Agreement.

ARTICLE V
TERMINATION

Section 5.1                                      Termination.  This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the earliest to occur of (a) the Effective Time, (b) the Expiration Date and (c) any amendment to the Merger Agreement effected without the consent of the Principal Stockholders that is an Adverse Amendment. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that this Section 5.1 and termination of this Agreement shall not relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or intentional misrepresentation by another party of any of its representations, warranties, covenants or other agreements set forth herein; and provided, further, that the provisions of this Section 5.1 and Article VI (inclusive), shall survive any termination of this Agreement.  Notwithstanding anything herein to the contrary, in the event that the Termination Fee is paid to Parent pursuant to the Merger Agreement, payment of the Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub, and each of their respective Affiliates against the Principal Stockholders and each of their respective former, current, and future Affiliates or designees, and each of their respective directors, officers, employees, stockholders, controlling persons or Representatives for any loss or damage based upon, arising out of or relating to the Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby.

ARTICLE VI
MISCELLANEOUS

Section 6.1                                      No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights and all ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Principal Stockholders, and nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 6.2                                      Notices.  Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made (a) if in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile with receipt confirmed; (c) if delivered by e-mail transmission; or (d) if delivered by certified mail, registered mail or courier service, return-receipt received to the party at the address set forth below, to the Persons indicated:

If to Parent, to:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, CT  06053

Attention: Bruce H. Beatt, Esq.

E-mail: Bruce.Beatt@swkbdk.com

Fax: (651) 737-2553

with a copy (which shall not constitute notice) to:

Miles & Stockbridge P.C.

10 Light Street

Baltimore, MD  21202

Attention: Robert M. Cattaneo, Esq.

E-mail: RCattaneo@milesstockbridge.com

Fax: (410) 822-5450

If to the Principal Stockholders, to:

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA  94301

Attention: Chief Legal Officer and Roy Liu

E-mail: RLiu@HTGC.com

Fax: (650) 473-9194

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

225 Franklin Street

Boston, MA 02110

Attention:  Sandra J. Vrejan, Esq.

E-mail:  SVrejan@morganlewis.com

Fax:  (617) 341-7701

Notice so given shall (in the case of notice so given by mail or courier service) be deemed to be given when received and (in the case of notice so given by facsimile, e-mail transmission or personal delivery) on the date of actual transmission or (as the case may be)

personal delivery.  Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.2.

Section 6.3                                      Interpretation; Definitions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Section shall refer to Sections of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References herein to any gender shall include each other gender. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 6.3 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder. References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof. The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 6.4                                      Counterparts.  This Agreement may be executed in any number of counterparts, as if the signature(s) to each counterpart were upon a single instrument, and all such counterparts together shall together constitute the same agreement.  Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party shall have received a counterpart signed by all of the other parties.

Section 6.5                                      Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 6.6                                      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to conflict of law principles thereof.

(b)                                 Exclusive Jurisdiction.  Except with respect to any arbitration proceedings held pursuant to Section 4.6(f), each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the state courts of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if said Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than as specified in clause (iii) of this Section 6.6.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c)                                  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7                                      Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by Parent and the Principal Stockholders. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

Section 6.8                                      Remedies.  The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this

Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or other court as specified in Section 6.6, this being in addition to any other remedy at law or in equity.

Section 6.9                                      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

Section 6.10                                Successors and Assigns; Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment without such prior written consents shall be void.  This Agreement is not intended to and does not confer upon any Person other than the parties hereto and the Company any rights or remedies under this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

HERCULES TECHNOLOGY I, LLC

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Title: Associate General Counsel

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Manuel Henriquez
Name: Manuel Henriquez
Title: CEO

STANLEY BLACK & DECKER, INC.

By:	/s/ James R. Raskin
Name: James R. Raskin
Title: Authorized Signatory

[Signature Page to the Written Consent and Voting Agreement]

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Class	Existing Shares

Hercules Technology I, LLC	Common Stock	3,364,738

Hercules Technology Growth Capital, Inc.	Common Stock	2,897,043	*

*                                         Existing Shares set forth on this Schedule 1 do not reflect Hercules Technology Growth Capital, Inc.’s Beneficial Ownership of the Existing Shares held by Hercules Technology I, LLC.

Attachment A

[omitted for filing]

EXHIBIT A

WRITTEN CONSENT OF STOCKHOLDERS

OF

INFOLOGIX, INC.

December 15, 2010

Hercules Technology I, LLC, a Delaware limited liability company, and Hercules Technology Growth Capital, Inc., a Maryland corporation (collectively, the “Stockholders”), being stockholders of InfoLogix, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and the bylaws of the Company, hereby adopt the following recitals and resolution by written consent in lieu of a meeting:

WHEREAS, there has been submitted to the undersigned stockholders of the Company an Agreement and Plan of Merger (the “Merger Agreement”) by and among Stanley Black & Decker, Inc., a Connecticut corporation, [MERGER SUB], a Delaware corporation (“Merger Sub”), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the “Merger”);

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the “Stockholders”) will be entitled to receive the Merger Consideration (as defined in the Merger Agreement) for each share of common stock of the Company held by them at the effective time of the Merger;

WHEREAS, the board of directors of the Company has approved the Merger Agreement and the Merger and has resolved to recommend that the Stockholders adopt the Merger Agreement; and

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders, in their capacity as stockholders of the Company, hereby adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger; and

FURTHER RESOLVED, that the Merger Agreement and the Merger be, and hereby are, consented to, approved and adopted in all respects without a meeting, without prior notice, and without a vote; and

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument and that this written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this written consent as of the date first written above.

STOCKHOLDERS:

HERCULES TECHNOLOGY I, LLC

By:
Name:
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

[Signature page to written consent of the stockholders]

EXHIBIT B

Escrow Agreement

[omitted for filing]